                                                                   EXHIBIT 10.74
                          CONVERTIBLE PROMISSORY NOTE

WHEREAS, Applied Data Communications, Inc. ("ADC" or the "Company"), a corporation organized and existing under the laws of the state of Delaware, desires to expand its business operations and requires additional financial resources for such purpose and Ilse Tesari, Trustee, Ilse E. Tesari Living Revocable Trust ("Lender"), Trust Agreement UTD November 3, 1988, desires to provide such financing under the terms and conditions detailed herein,

NOW THEREFORE, the Company and the Lender, collectively "Parties", do hereby covenant and agree as follows:


1. Borrowing

Lender agrees to loan funds in the principal amount of $398,574.97 to Borrower, by means of providing a mortgage ("Mortgage") on certain property owned by the Lender. Parties acknowledge that Lender has obtained said mortgage from a mortgage provider ("Mortgage Provider") in the amount of $440,000, before loan fees and costs of $20,152.99 and additional costs of securing said loan of $21,272.04. Said Mortgage is repayable over 30 years, together with interest which will vary in rate, but which is initially 8.875% and pursuant to which Lender is required to make initial monthly payments to Mortgage Provider of $3,500.00.

2. Repayment

Company agrees to pay lender as follows: (i) $3,500.00 on June 1, 1997 and on the first day of each of the next four months, the sum of $3,500.00 and (ii) on November 1, 1997 ("Maturation Date"), the sum of $418,727.96 less amortization of principal based upon such monthly payments made by Lender to Mortgage Provider. Parties agree that to the extent that Lender's monthly payment to Mortgage Provider changes, due to changes in the interest rate on Lender's Mortgage, Company will increase or decrease it's monthly payment to Lender. Parties acknowledge that such final sum shall include $20,152.99 in fees and related costs. Company shall have ten (10) day grace period for such payments. Company also agrees to reimburse Lender for late fees assessed by Mortgage Provider caused by delays in payments made by Company to Lender.

3. Currency, Payment Location

The principal of, and interest on this Note, are payable in lawful money of the United States at the office of the Lender as provided herein, or at such other office of the Lender as Lender may from time to time designate.

4. Prepayment

This Note may be repaid, in whole or in part, prior to the Maturation Date, by Company at any time, without notice. If prepaid, the amount due at the time of prepayment shall be the principal amount of this Note plus interest accrued to the date fixed for prepayment.

5. Convertibility

This Note will be convertible at the option of the Lender, in any amount, at any time from and after its issuance and prior to its prepayment or maturity. This Note will be convertible into fully paid and nonassessable shares of common stock ($.01 par value) of the Company, or the equivalent number of shares of convertible preferred stock, at the rate of one share for each $1.00 of principal, plus any accrued and unpaid interest.

6. Notice, Exercise of Conversion

In order to exercise the conversion privilege, the Lender will provide notice of Lender's intention to convert the Note, to Company, as provided herein, in writing, by registered mail, at least ten (10) days prior to the date for which Lender desires to convert said Note. If called by the Company, Lender shall have ten (10) days from receipt of said notice to advise Company of election to convert such note to common stock of the Company. Lender will surrender Note to the Company with the form of conversion hereinafter to be provided, duly executed by Lender, at which time further accrual of interest shall cease. Company shall issue shares of its common stock as soon as practicable thereafter pursuant to exercise of Lender's conversion rights.

7. Lender Fee

Parties acknowledge and agree that Lender has provided valuable service to Company through provision of funds hereunder and that Company's payments to Lender, as provided herein, are intended to match those required by Lender to Mortgage provider, without provision for mark up or other similar adjustment. Parties agree that in exchange for such valuable service, Company agrees to grant to Lender, an option to purchase up to 100,000 shares of its common stock, $.01 par value, fully paid and non assessable, or the equivalent number of convertible shares, for a period of five years following repayment of the Note. The purchase price for said shares shall be $1.00 per share. Notice of Lender's intent to exercise said option shall be given to Company as provided herein, together with Lender's check in the appropriate amount. Company agrees to issue shares as soon as practicable thereafter.

8. Note Extension

Parties agree that the Note may be extended as the parties may, from time to time, agree.

9. Security

This note is secured by the general assets of the Company. Company plans to use all or part of the money loaned under the Note to obtain equipment, specifically a Rimage/4M MCL 4000 CD ROM finishing line or equivalent equipment and for general corporate purposes. When Company acquires the subject equipment, the Note shall be secured by a UCC lien in a second position behind the company financing the Company's purchase of the subject equipment. The amount of the fist position loan shall not exceed $560,000.

10. Subordination

The payment of principal and interest, to the extent not repaid through (i) repayment as provided in paragraph 2 above, or (ii) by liquidation of the equipment financed by this Note, is subordinated in right of payment to the prior payment in full of all senior indebtedness, or of any secured borrowings of the Company, whether outstanding on this date or thereafter which are secured by prior claim on said equipment, as outlined in the

Private Placement Memorandum dated September 26, 1996, a copy of which has been received by Lender.

11. Company Covenants

Company covenants and agrees that, so long as any portion of the Note is outstanding, (i) it is and will continue to be a validly organized corporation, operating within the laws of states and of the United States federal government,
(ii) its officers are fully vested with authority to execute this Note, and
(iii) it will make its best efforts to expedite return to public trading status for its common stock and maintain current reporting status relative to filing of reports mandated by the Securities and Exchange Commission and (iv) continue to engage in the business of duplicating software, together with related customer service activities.

12. Default

A. Without notice, except as expressly provided herein, the following will be deemed to be events of default:
(i) Default in the payment of the principal, and/or interest, of any of the Notes as and when the same become due and payable, either at maturity, or upon prepayment,

(ii) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in the Note and such failure has continued unremedied for a period of sixty (60) days after the date of the Company's receipt of such notice (in the absence of waiver by the Lender).

(iii) Initiation of the Company of proceedings to be adjudged bankrupt, a decree or order by a court of competent jurisdiction adjudging the Company to be bankrupt or insolvent, or approving a petition seeking reorganization of the Company under the federal bankruptcy laws, or any other similar applicable federal or state law, or appointment of a receiver or liquidator is made pursuant to such decree, or general assignment for the benefit of creditors, and such decree or order has continued undischarged or unstayed for a period of sixty (60) days.

(iv) In the event of default, as defined in any indenture, trust agreement or other instrument securing or protecting any part of any outstanding debt of the Company, now or hereafter outstanding, and a maturity of any such part of the debt has then been accelerated pursuant to the provisions of any such indenture, trust agreement, or other instrument and such acceleration has not been rescinded or annulled prior to the expiration of thirty (30) days alter the date of such acceleration.

B. If any one of the foregoing events of default occurs, the Lender may declare the principal of and all accrued interest on all Notes then outstanding immediately due and payable without further notice or demand; provided, however, that at any time within fifteen (15) days after such declaration the same may be rescinded and such event of default may be waived by the Lender.

C. Upon any such acceleration of the maturity of the Note, the Company will within thirty (30) days pay to the Lender the entire outstanding principal balance unpaid on such Note, together with accrued interest thereon to the date of such payment.

D. If the Company fails to make payment to the Lender of the Notes as provided in the preceeding Subparagraph (C), the Lender will be entitled and empowered to take such measures as may be appropriate to enforce the Company's obligations under the Note held by Lender, by judicial proceedings or otherwise. In the event suit is brought to enforce payment of this Note, the Company promises to pay a reasonable attorney's fee to be fixed by the court.

13. Notice, Delivery

Any communication or notices may be delivered or mailed to the offices of the Company as follows:

                       Applied Data Communications, Inc.
                                 16 Technology
                           Irvine, California 92718

and to the Lender at his address below set forth, or to such other addresses as the Company or Lender may designate in writing from time to time.
                             Ilse Tesari, Trustee
                     Ilse E. Tesari Living Revocable Trust
                              12234 Everglade St.
                             Los Angeles, CA 90066

14. Applicable Law

This Note is to be construed under the laws of the State of California.

I5. Transferability, Successors and Assigns

This Note is transferable by Lender to any subsequent party ("Transferee"), in person or by Lender's attorney duly authorized in writing only on the surrender of this Note, duly endorsed without recourse, or by any lawful successor Transferee. On the surrender of this Note, for transfer, the Company will issue a new Note in its place, with the same rights and privileges, to receive repayment and interest, or to convert such Note, subject to subparagraph 5 above, as were held by the Lender or any subsequent Transferee. The Company may treat any holder of such note(s) as the absolute owner for the purpose of receiving payment of principal and interest or effecting conversion of this Note into shares of common stock.




Executed on May 3, 1997                                  May 8, 97
            ------------

Applied Data Communications, Inc.
By    /s/ Walter J. Kane                                 /s/ Ilse E. Tesari
      ------------------                                 ------------------
      Walter J. Kane
Its   Chief Executive/Officer                            Lender